UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                         FORM 8-K/A

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

  Date of Report (Date of earliest event reported) June 3, 2002

         Big Equipment Services, Inc. (OTCBB: BEQS)
     (Exact name of Registrant as specified in charter)


           Nevada                 0-33417            88-0451534
(State or other jurisdiction    (Commission       (I.R.S. Employer
     of incorporation)          File Number)       Identification)

456 E. Mission Road, Suite 100, San Marcos, CA          92069
   (Address of principal executive  offices)          (Zip Code)


Registrant's telephone number, including area code: (760) 736-2101


         120 N. Pacific Street, Suite L11, San Marcos, CA
   (Former name or former address, if changed, since last report)


ITEM 1, 2, 3 - NOT APPLICABLE


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Effective June 3, 2002, our board of directors approved a change in the company's independent auditors. Before being dismissed on June 3, 2002, the independent auditing firm of G. Brad Beckstead, CPA had completed a review covering the quarter ended March 31, 2002 on the financial statements of Big Equipment Services, Inc. None of the audit reports of G. Brad Beckstead, CPA on the financial statements of Big Equipment Services, Inc. for the past two years contained any adverse opinion or disclaimer of opinion, however, the audit reports contained going concern qualifications, which are common to development stage companies. At no time were there any disagreements between Big Equipment Services, Inc. and G. Brad Beckstead, CPA on any matter of accounting principles or practices, financial statement disclosures or auditing scopes or procedures.


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     We retained the accounting firm of Becker & Company,
CPAs to serve as our independent accountants to review our financial statements beginning with the quarter ended June 30, 2002. This engagement was effective June 3, 2002.
Prior to its engagement as our independent auditors, Becker & Company, CPAs had not been consulted by us either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on our financial statements or on any other matter that was the subject of any prior disagreement between us and our previous certifying accountants.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     As of August 1, 2002, the Company changed its address.
The Company's new address is 456 E. Mission Road, Suite 100,
San Marcos, CA 92069.  The Company's new phone number is
(760) 736-2101.

ITEM 6 - NOT APPLICABLE

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit No. 99: Letter from G. Brad Beckstead, CPA

ITEM 8, 9 - NOT APPLICABLE





SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 16, 2002
      ----------------


                         Big Equipment Services, Inc.




                         By:  /s/ Frank Iannuzzi
                            -------------------------
                            Frank Iannuzzi, President


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